Exhibit 4.1

EXECUTION VERSION

SORRENTO THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of April 27, 2017, by and among Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and the shareholders of Virttu Biologics Limited, a private company limited by shares incorporated in England and Wales (“Virttu”) set forth on Schedule A hereto (each a “Shareholder,” and collectively, the “Shareholders”) and such other Persons, if any, from time to time, that become a party hereto as holders of Registrable Securities (as defined below). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in that certain Share Purchase Agreement dated as of April 27, 2017 by and among TNK Therapeutics, Inc., the Company, Virttu, the Shareholders, Dayspring Ventures Limited, not individually but solely in its capacity as the Shareholders’ Representative and, solely with respect to certain sections thereof, Sorrento Therapeutics, Inc. (as may be amended or restated from time to time, the “Purchase Agreement”).

RECITALS

Whereas, pursuant to the Purchase Agreement, each Shareholder will, at the Closing and from time to time thereafter receive, among other consideration, that number of Shares as set forth opposite such Shareholder’s name on Schedule A hereto, which shall be updated from time to time after the Closing to reflect the issuance of any Shares pursuant to the Purchase Agreement; and

Whereas, in connection with the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby, the Company has agreed to grant the Shareholders certain registration rights as set forth below.

Now, Therefore, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article I.
Definitions

1.1           Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)            “Additional Shares” means, with respect to any Shares, any shares of Common Stock issued or issuable to the Shareholders pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, such Shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock.

(b)            “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

(c)            “Business Day” means a weekday on which banks are open for general banking business in San Diego, California.

(d)            “Closing Registrable Securities” means: (i) the Closing Shares, and (ii) any Additional Shares with respect to the Closing Shares; provided, however, that Closing Shares or Additional Shares with respect to the Closing Shares shall cease to be treated as Closing Registrable Securities on the earliest to occur of: (a) the date such security has been disposed of pursuant to such effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding, or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Closing Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).

(e)            “Common Stock” means shares of the common stock of the Company, par value $0.0001 per share.

(f)             “Contingency Registrable Securities” means: (i) the Contingency Shares, and (ii) any Additional Shares with respect to the Contingency Shares; provided, however, that Contingency Shares or Additional Shares with respect to the Contingency Shares shall cease to be treated as Contingency Registrable Securities on the earliest to occur of: (a) the date such security has been disposed of pursuant to such effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding, or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Contingency Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).

(g)            “Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(i)             “Governmental Body” means any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

(j)             “Holder” (collectively, “Holders”) means any Shareholder and any transferee permitted under Section 3.1, in each case, to the extent holding Registrable Securities.

(k)            “Person” means any individual, Entity, trust, Governmental Body or other organization.

(l)             “register,” “registered” and “registration” refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

(m)          “Registrable Securities” means: the Closing Registrable Securities, the Contingency Registrable Securities and the Regulatory Approval Registrable Securities.

(n)           “Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (iii) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) printing, messenger, telephone and delivery expenses of the Company; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (vii) securities acts liability insurance, if the Company so desires; (viii) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (ix) the expense of any annual audit; and (x) the fees and expenses of any Person, including special experts, retained by the Company; provided, however that “Registration Expenses” shall not include underwriting fees, discounts or commissions attributable to the sale of such Registrable Securities or any legal fees and expenses of counsel to the Holders, except for the actual, reasonable and documented fees and expenses of one counsel for the Holders borne and paid by the Company pursuant to Section 2.2(f) in an amount not to exceed $10,000.

(o)            “Regulatory Approval Registrable Securities” means: (i) the Sorrento Regulatory Approval Shares, and (ii) any Additional Shares with respect to the Sorrento Regulatory Approval Shares; provided, however, that Sorrento Regulatory Approval Shares or Additional Shares with respect to the Sorrento Regulatory Approval Shares shall cease to be treated as Regulatory Approval Registrable Securities on the earliest to occur of: (a) the date such security has been disposed of pursuant to such effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding, or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Regulatory Approval Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).

(p)            “Rule 144” means Rule 144 under the Securities Act.

(q)            “SEC” means the Securities and Exchange Commission.

(r)             “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(s)            “Shares” means any and all shares of Common Stock issuable pursuant to the Purchase Agreement.

Article II.
Registration Rights

2.1           Resale Registration Statements. As promptly as possible but in no event more than five Business Days following the issuance of each of the Closing Shares, the Contingency Shares, and the Sorrento Regulatory Approval Shares, the Company shall (a) file with the SEC, or (b) have filed with the SEC, a resale registration statement (each a “Resale Registration Statement” and collectively, the “Resale Registration Statements”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Closing Registrable Securities, the Contingency Registrable Securities or the Regulatory Approval Registrable Securities, respectively, shall be included (on the initial filing or by supplement thereto) to enable the public resale on a delayed or continuous basis of the Closing Registrable Securities, the Contingency Registrable Securities or the Regulatory Approval Registrable Securities, respectively, by the Holders. The Company shall file each Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its commercially reasonable efforts to have such Resale Registration Statement declared effective under the Securities Act as soon as practicable, but in no event more than 90 days following the initial filing of each Registration Statement. The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of each Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Securities covered by such Resale Registration Statement as required by Rule 415 under the Securities Act, continuously until the date that is the earlier of (i) four (4) years following the date of effectiveness of such Resale Registration Statement, or (ii) the date on which the Holders no longer hold any Registrable Securities covered by such Resale Registration Statement.

2.2           Provisions Relating to Registration.

(a)            Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Resale Registration Statement (as of the effective date of such Resale Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

(b)            The Company shall promptly notify the Holders: (i) when each Resale Registration Statement or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Resale Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause any Resale Registration Statement not to remain effective; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(c)            As promptly as practicable after becoming aware of such event, the Company shall notify the Holders of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the prospectus included in any Resale Registration Statement as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to such Resale Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Holders as the Holders may reasonably request; provided, however, that, for not more than 30 consecutive trading days (or a total of not more than 90 trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Resale Registration Statement updating), the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, further, that, if such Resale Registration Statement was not filed on Form S-3, such number of days shall not include the fifteen (15) calendar days following the filing of any Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to such Resale Registration Statement.

(d)            Upon a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the affected Registrable Securities under the affected Resale Registration Statement, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the affected Resale Registration Statement. In no event shall the Company, without the prior written consent of the Holders, disclose to the Holders any of the facts or circumstances giving rise to the Suspension Event. The Holders shall not effect any sales of the Registrable Securities pursuant to such Resale Registration Statement (or such filings), at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. The Holders may resume effecting sales of the Registrable Securities under such Resale Registration Statement (or such filings), following further notice to such effect (an “End of Suspension Notice”) from the Company. This End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the affected Resale Registration Statement.

(e)            Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to this Section 2.2 with respect to a Resale Registration Statement, the Company shall extend the period during which such Resale Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales.

(f)             The Company shall bear (i) all Registration Expenses incurred by the Company and (ii) the actual, reasonable and documented fees and expenses of one counsel for the Holders in an amount not to exceed $10,000, in each case, in connection with the registration of the Registrable Securities pursuant to this Agreement.

(g)            Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in a Resale Registration Statement unless the Holder owning the Registrable Securities to be registered on such Resale Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, at least five Business Days prior to the scheduled filing date of such Resale Registration Statement, an executed stockholder questionnaire in the form attached hereto as Exhibit A.

2.3           Indemnification.

(a)            In the event of the offer and sale of the Registrable Securities held by the Holders under the Securities Act, the Company agrees to indemnify and hold harmless each Holder and its directors, officers, employees, Affiliates and agents and each Person who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Holder Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in a Resale Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (A) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which such Holder had been notified in accordance with the terms of this Agreement, (B) such Updated Disclosure Package was available at the time such Holder sold Registrable Securities under a Resale Registration Statement, (C) such Updated Disclosure Package was not furnished by such Holder to the Entity asserting the loss, liability, claim, damage or liability, or an underwriter involved in the distribution of such Registrable Securities, at or prior to the time such furnishing is required by the Securities Act, and (D) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Holder Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Securities by any Holder.

(b)            As a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, such Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs a Resale Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of the such Holder specifically for inclusion therein; and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof; provided, however, that the indemnity agreement contained in this Section 2.3(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any Company Indemnified Party and shall survive the transfer by a Holder of such Registrable Securities.

(c)            Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.3, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 2.3(a) or 2.3(b)  unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 2.3 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, (ii) does not contain any equitable order, judgment or term that adversely affects, restrains or interferes with the business of Indemnified Party and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section 2.3 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 2.3(a) or 2.3(b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 2.3(a) or 2.3(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.3 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 2.3(c). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if a Holder was treated as one Entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 2.3(c), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Resale Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)            The agreements contained in this Section 2.3 shall survive the sale of the Registrable Securities pursuant to the Resale Registration Statements and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

Article III.
Transfer Restrictions

3.1           Transfer Restrictions. Each Holder acknowledges and agrees that the following legend shall be imprinted on any certificate or book-entry security entitlement evidencing any of the Registrable Securities, but solely to the extent required pursuant to the terms of the Purchase Agreement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This legend shall be removed by the Company from any certificate or book-entry security entitlement evidencing the Registrable Securities upon delivery by the holder thereof to the Company of a written request to that effect if at the time of such written request (i) a registration statement under the Securities Act is in effect with respect to the legended security, or (ii) the legended security can be transferred in a transaction in compliance with Rule 144 under the Securities Act, and, in the case of (ii), upon the request and in the reasonable discretion of the Company’s transfer agent, the holder of such Registrable Securities executes and delivers a representation letter that includes customary representations regarding the holding requirements and whether such holder is an “affiliate” for purposes of Rule 144 under the Securities Act. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges and re-affirms its obligations to remove legends from Registrable Securities and/or to issue the same free of legends in accordance with the provisions of Section 6.6 of the Purchase Agreement, and nothing in this Agreement shall be construed so as to limit such obligations of the Company as provided in the Purchase Agreement. The Company represents and warrants to the Shareholders that the Company is not currently a shell company (as defined in Rule 405 promulgated under the Securities Act).

Article IV.
Miscellaneous.

4.1           Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party to this Agreement such instruments and other documents, and shall take such other actions, as such other parties may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

4.2           Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party to this Agreement when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), (i) in the case of the Company, to Sorrento Therapeutics, Inc., 9380 Judicial Drive, San Diego, CA 92121, Attention: Henry Ji, Ph.D., Email: hji@sorrentotherapeutics.com, with a copy (which shall not constitute notice) to Paul Hastings LLP, 1117 S. California Avenue, Palo Alto, CA 94304, Attention: Jeffrey T. Hartlin, Esq., Email: jeffhartlin@paulhastings.com; and (ii) in the case of a Holder, to the address or e-mail address and marked to the attention of such Holder (by name or title) as set forth on Schedule A hereto (or to such other address or e-mail address as such party shall have specified in a written notice given to the other parties hereto).

4.3           Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

4.4           Execution of Agreement; Counterparts; Electronic Signatures.

(a)            This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement; it being understood that all parties to this Agreement need not sign the same counterparts.

(b)            This Agreement and any amendments to this Agreement may be executed in one or more counterparts, each of which shall be enforceable against the parties to this Agreement that execute such counterparts, and all of which together shall constitute one and the same instrument. Facsimile and “.pdf” copies of signed signature pages shall be deemed binding originals and no party to this Agreement shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

4.5           Governing Law; Arbitration; Venue.

(a)            This Agreement and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

(b)            Any claim or dispute arising under or relating to this Agreement, including disputes related to the validity, interpretation or enforcement of any provision this Agreement shall be subject to the dispute resolution mechanism set forth in the Purchase Agreement.

4.6           WAIVER OF JURY TRIAL. EACH OF THE PARTIES OF THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4.7           Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

4.8           Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement executed by the Company and Holders holding a majority of the Registrable Securities.

4.9           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

4.10        Termination. This Agreement shall terminate on the date when there are no longer any remaining Registrable Securities or upon the dissolution of liquidation of the Company; provided that Section 2.3 of this Agreement shall survive such termination.

4.11        Parties in Interest. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

4.12        Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement and thereof.

4.13        Construction; Usage.

(a)             Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)               the Schedule attached to this Agreement is hereby incorporated into this Agreement and is hereby made a part of this Agreement as if set out in full in this Agreement;

(ii)              the singular number includes the plural number and vice versa;

(iii)            reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iv)             reference to any gender includes each other gender;

(v)             reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(vi)             reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vii)            “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement;

(viii)           “including” means including without limiting the generality of any description preceding such term;

(ix)             references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and

(x)              references to a “Section” or “Article” in this Agreement shall mean a Section or Article, respectively, of this Agreement unless otherwise provided.

(b)            No Strict Construction; Legal Representation of the Parties. This Agreement was negotiated by the parties to this Agreement and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party to this Agreement shall not apply to any construction or interpretation of this Agreement. Each of the Shareholders acknowledges that McDermott Will & Emery LLP represents solely Virttu (and does not represent the Shareholders) in connection with this Agreement, the Purchase Agreement and the transactions contemplated hereby and thereby.

(c)            Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)            Dollar Amounts. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

Sorrento Therapeutics, Inc.,
a Delaware corporation

By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

STOCKHOLDER:

/s/ Susanne Moira Brown
SUSANNE MOIRA BROWN

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

STOCKHOLDER:

Cancer Research Technology Limited

By:	/s/ Andrew Waldron
Name: Andrew Waldron
Title: Director

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

STOCKHOLDER:

Dayspring Ventures Limited

By:	/s/ Gary Hamilton
Name: Gary Hamilton
Title: Director

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

STOCKHOLDER:

GU Holdings Limited

By:	/s/ Neal Juster
Name: Neal Juster
Title: Director

Signature Page to Registration Rights Agreement

Schedule A

Shareholders

Shareholder	Contact Information for Notices	Shares of Common Stock
Dayspring Ventures Limited	Bond Street Chambers, 4 Bond Street, St. Helier, Jersey, JE2 3NP	755,955
GU Holdings Limited	11 The Square, University Avenue, Glasgow, G12 8QQ	20,936
Cancer Research Technology Limited	The Angel Building, 407 St John St, Clerkenwell, London EC1V 4AD	6,343
Professor Susanne Moira Brown	Kilure, 7 The Steading, Croy Cunningham, Killearn, Glasgow, G63 9QY	13,847
TOTAL		797,081

Schedule A

Exhibit A

Form of Selling Shareholder Questionnaire

SORRENTO THERAPEUTICS, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of common stock of Sorrento Therapeutics, Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated April ____, 2017, by and among the Company and the several signatories thereto (the “Registration Rights Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described therein). Holders must complete and deliver this notice and questionnaire (“Notice and Questionnaire”) in order to be named as selling stockholders in the Prospectus. Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Shareholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Part 3(b) pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is materially accurate and complete:

A-1

QUESTIONNAIRE

PART I.	Name:

1.1	Full legal name of the Selling Shareholder:

1.2	Full legal name of the registered holder (if not the same as Part 1(a) above) through which the Registrable Securities listed in Part(3) below are held:

1.3	Full legal name of any natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Part (3) below):

PART II.	Notices to Selling Shareholder:

(a)	Address:

(b)	Telephone:

(c)	Fax:

(d)	Contact person:

(e)	E-mail address of contact person:

PART III.	Beneficial Ownership of Registrable Securities:

(a)	Type and number of Registrable Securities beneficially owned:

(b)	Number of shares of Common Stock to be registered for resale pursuant to this Notice and Questionnaire:

PART IV.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If you answered “yes” to Part 4(a) above, did you receive your Registrable Securities as compensation for investment banking services provided to the Company?

Yes ☐ No ☐

Note: If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

If you answered “yes”, provide a narrative explanation below:

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

PART V.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Shareholder:

Except as set forth below in this Part 5, the undersigned is not the beneficial or registered owner of any securities of the Company, other than the Registrable Securities listed above in Part 3.

Type and amount of other securities beneficially owned:

PART VI.	Relationships with the Company:

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes ☐ No ☐

(b)	If your response to Part 6(a) above is “yes”, please state the nature and duration of your relationship with the Company:

PART VII.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A hereto, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder shall be delivered as set forth in the Registration Rights Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Parts 1 through 7 above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Resale Registration Statement and Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Notice and Questionnaire are furnished for use in connection with registration statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned confirms that, to the best of his/her knowledge and belief, the foregoing answers to this Notice and Questionnaire are correct.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _____________

Selling Shareholder:

Name of Entity or Individual

By:
Name:
Title: